Exhibit 5.1
August 12, 2009
DiamondRock Hospitality Company
6903 Rockledge Drive, Suite 800
Bethesda, Maryland 20817
Re: Legality of Securities to be Registered Under Registration Statement on Form S-3
Ladies and Gentlemen:
     This opinion is furnished in our capacity as counsel to DiamondRock Hospitality Company, a Maryland corporation (the “Company”), in connection with the Company’s registration statement on Form S-3 (as amended or supplemented, the “Registration Statement”) filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), to register the following securities (collectively, the “Securities”): (a) shares of common stock, $.01 par value per share, of the Company (“Common Shares”); (b) shares of preferred stock, $.01 par value per share, of the Company (“Preferred Shares”); (c) depositary shares representing fractional interests in Preferred Shares (“Depositary Shares”); and (d) warrants to purchase Common Shares, Preferred Shares or Depositary Shares (“Warrants”). Securities may be issued in an unspecified number. The Registration Statement provides that the Securities may be offered separately or together, in amounts, at prices and on terms to be set forth in one or more prospectus supplements (each a “Prospectus Supplement”) to the Prospectus contained in the Registration Statement.
     We have reviewed such documents and made such examination of law as we have deemed appropriate to give the opinions expressed below. We have relied, without independent verification, on certificates of public officials and, as to matters of fact material to the opinions set forth below, on certificates of officers of the Company.
     The opinion expressed below is limited to the Maryland General Corporation Law (which includes applicable provisions of the Maryland Constitution and reported judicial decisions interpreting the Maryland General Corporation Law and the Maryland Constitution).
     For purposes of the opinions expressed below, without limiting any other exceptions or qualifications set forth herein, we have assumed that after the issuance of any Securities offered pursuant to the Registration Statement, the total number of issued shares of Common Shares or Preferred Shares, as applicable, together with the total number of shares of such stock reserved for issuance upon the exercise, exchange, conversion or settlement, as the case may be, of any exercisable, exchangeable or convertible security, as the case may be, then outstanding, will not exceed the total number of authorized Common Shares or Preferred Shares, as applicable, under the Company’s Articles of Amendment and Restatement, as amended and then in effect.

DiamondRock Hospitality Company
August 12, 2009

     Based on the foregoing, we are of the opinion that:
1.	When specifically authorized for issuance by the Company’s Board of Directors or an authorized committee thereof (an “Authorizing Resolution”) and when issued as described in the Registration Statement and a Prospectus Supplement that is consistent with an Authorizing Resolution, and upon receipt by the Company of the consideration provided for in such Authorizing Resolution (which consideration is not less than the $.01 par value), the Common Shares will be validly issued, fully paid and nonassessable.

2.	When specifically authorized for issuance by the Company’s Board of Directors or an authorized committee thereof and when issued as described in the Registration Statement and a Prospectus Supplement that is consistent with an Authorizing Resolution, and upon receipt by the Company of the consideration provided for in such Authorizing Resolution (which consideration is not less than the $.01 par value), the Preferred Shares will be validly issued, fully paid and nonassessable.

3.	When specifically authorized for issuance by the Company’s Board of Directors or an authorized committee thereof and when issued as described in the Registration Statement and a Prospectus Supplement that is consistent with an Authorizing Resolution, and upon receipt by the Company of the consideration provided for in such Authorizing Resolution, the Depositary Shares will be duly authorized.

4.	When specifically authorized for issuance by the Company’s Board of Directors or an authorized committee thereof and when issued as described in the Registration Statement and a Prospectus Supplement that is consistent with an Authorizing Resolution, and upon receipt by the Company of the consideration provided for in such Authorizing Resolution, the Warrants will be duly authorized.
     This opinion letter and the opinions it contains shall be interpreted in accordance with the Legal Opinion Principles issued by the Committee on Legal Opinions of the American Bar Association’s Business Law Section as published in 53 Business Lawyer 831 (May 1998).
     We hereby consent to the inclusion of this opinion as Exhibit 5.1 to the Registration Statement and to the references to our firm under the caption “Legal Matters” in the Registration

DiamondRock Hospitality Company
August 12, 2009

Statement. In giving our consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Sincerely,

/s/ Goodwin Procter llp

GOODWIN PROCTER llp